UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 30, 2022

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into or Amendment of a Material Definitive Agreement.

Indenture and Notes

On July 6, 2022, Cytokinetics, Incorporated (the “Company”) issued $540.0 million aggregate principal amount of its 3.50% Convertible Senior Notes due 2027 (the “Notes”), which includes the exercise in full of the initial purchasers’ option to purchase up to an additional $90.0 million aggregate principal amount of Notes. The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of July 6, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes are the Company’s senior, unsecured obligations and are (i) senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Notes in right of payment; (ii) equal in right of payment with all of the Company’s indebtedness that is not so subordinated; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes bear interest at a rate of 3.50% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2023. The Notes will mature on July 1, 2027, unless earlier converted, redeemed or repurchased. The Notes are convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate(s).

Noteholders may convert all or any portion of their Notes at their option only in the following circumstances: (i) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2022, if the last reported sale price per share of the Company’s common stock, $0.001 par value per share (the “common stock”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (ii) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (iii) upon the occurrence of certain corporate events or distributions on the Company’s common stock, as described in the Indenture; (iv) if the Company calls such Notes for redemption; and (v) at any time from, and including, March 1, 2027 until the close of business on the scheduled trading day immediately before the maturity date.

The initial conversion rate is 19.5783 shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $51.08 per share of common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events as described in the Indenture. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Company may not redeem the Notes at its option at any time before July 7, 2025. The Notes will be redeemable, in whole or in part (subject to the “Partial Redemption Limitation” (as defined in the Indenture)), at the Company’s option at any time, and from time to time, on or after July 7, 2025 and, in the case of a partial redemption, on or before the 60th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. Pursuant to the Partial Redemption Limitation, the Company may not elect to redeem less than all of the outstanding Notes unless at least $75.0 million aggregate principal amount of Notes are outstanding and not subject to redemption as of the time the Company sends the related redemption notice.

If a “Fundamental Change” (as defined in the Indenture) occurs, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest, if any, on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its “significant subsidiaries” (as defined in the Indenture) with respect to indebtedness for borrowed money of at least $50,000,000; and (vi) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The Company estimates that the net proceeds from the offering will be approximately $523.3 million, after deducting the initial purchasers’ discount and commissions and estimated offering expenses payable by the Company. The Company intends to use approximately $140.3 million of the net proceeds from the offering and to issue 8,071,343 shares of its common stock to repurchase approximately $116.9 million aggregate principal amount of its outstanding 4.00% Convertible Senior Notes due 2026 (the “2026 notes”) pursuant to privately negotiated exchange agreements entered into concurrently with the pricing of the offering.

The Company intends to use the remainder of the net proceeds of the offering to (i) expand and support its clinical development program for aficamten in patients with hypertrophic cardiomyopathy (“HCM”), including the spending associated with the potential conduct of a second Phase 3 clinical trial in patients with obstructive HCM and a first Phase 3 clinical trial in patients with non-obstructive HCM; (ii) expand commercial capabilities and conduct readiness activities in the United States, Canada and Europe to support the potential launch of omecamtiv mecarbil and aficamten in those geographies; (iii) advance its early stage clinical development pipeline, including the progression of CK-136 to proof of concept studies and the potential development of additional cardiac myosin inhibitors for the potential treatment of heart failure with preserved ejection fraction (“HFpEF”); (iv) expand its muscle biology focused research activities to energetics, growth and metabolism of muscle, and (v) for general corporate purposes, including working capital.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Royalty Pharma Loan Agreement

In connection with the offering of the Notes, the Company agreed with Royalty Pharma Development Funding, LLC (“Royalty Pharma”) to increase the size of the required draw of the Tranche 4 or Tranche 5 term loans under the Company’s Development Funding Loan Agreement (the “Loan Agreement”) with Royalty Pharma and the other parties thereto from $25.0 million to $50.0 million if the conditions for such loans have been met.

The above description of the amendment to the Loan Agreement is a summary and is not complete. A copy of the amendment to the Loan Agreement will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ending June 30, 2022, and the above summary is qualified by reference to the terms of the amendment to the Loan Agreement set forth in such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated June 30, 2022 by and among the Company and the initial purchasers.

The Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 13,743,918 shares of the Company’s common stock may be issued upon conversion of the Notes and based on the initial maximum conversion rate of 25.4517 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The 8,071,343 shares of the common stock being issued in the exchange in connection with the repurchase of the 2026 notes are being issued in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act.

Item 8.01.	Other Events.

On June 29, 2022, the Company issued a press release announcing the launch of the offering of the Notes. On July 1, 2022, the Company issued a press release announcing the pricing of the offering of the Notes. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the offering of the Notes, the potential effects of the repurchases of the 2026 notes and statements concerning the use of proceeds from the offering. Forward-looking statements represent the Company’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to the Company’s business, including those described under the caption “Risk Factors” and elsewhere in the Company’s filings with the SEC, including in its Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 6, 2022, and the future quarterly and current reports that the Company files with the SEC. The forward-looking statements included in this Current Report on Form8-K speak only as of the date of this Current Report on Form 8-K, and the Company does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of July 6, 2022, between Cytokinetics, Incorporated and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of Note, representing the Company’s 3.50% Convertible Senior Notes due 2027 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Press Release issued by the Company on June 29, 2022.

99.2	Press Release issued by the Company on July 1, 2022.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: July 6, 2022	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer